As filed with the Securities and Exchange Commission on May 11, 2021.
Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACADIA REALTY TRUST (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	23-2715194 (I.R.S. Employer Identification No.)

411 Theodore Fremd Ave, Suite 300, Rye, NY 10580 (Address of Principal Executive Offices)(Zip Code)

ACADIA REALTY TRUST 2021 EMPLOYEE SHARE PURCHASE PLAN (Full title of the plan)

Kenneth F. Bernstein
President and Chief Executive Officer
Acadia Realty Trust
411 Theodore Fremd Ave, Suite 300, Rye, NY 10580

(Name and address of agent for service)

(914) 288-8100

(Telephone number, including area code, of agent for service)

Copies to:
Mark Schonberger, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Indicate by check mark whether the registrant is a large accelerated ﬁler, an accelerated ﬁler, a non-accelerated ﬁler, a smaller reporting company or an emerging growth company. See the deﬁnitions of “large accelerated ﬁler,” “accelerated ﬁler,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Shares of beneficial interest classified as common shares, par value $.001 per share	200,000	$21.10	$4,219,000	$460.29

(1)	Registered herein are 200,000 shares of the issuer’s Common Shares that may be issued pursuant to its 2021 Employee Share Purchase Plan.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices per share of the Registrant’s Common Shares, as reported on the New York Stock Exchange on May 11, 2021, which is within five business days prior to the date of filing of this Registration Statement.

PART I
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1.          PLAN INFORMATION

The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants in the Acadia Realty Trust 2021 Employee Share Purchase Plan (the “Plan”) and, in accordance with Section 10(a) of the Securities Act and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the “Commission”) are not being filed with, or included in, this Registration Statement.

ITEM 2.          REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who have the opportunity to make purchases under the Plan and, in accordance with Section 10(a) of the Securities Act and Rule 428 promulgated under the Securities Act, are not being filed with, or included in, this Registration Statement. The requests can be sent to:

Acadia Realty Trust
411 Theodore Fremd Ave, Suite 300, Rye, NY 10580
Attn: Jason Blacksberg, Esq.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for any document or portion thereof “furnished” to the Commission:

(a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 22, 2021;

(b)          The description of the Registrant’s common shares of beneficial interest filed as Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 22, 2021;

(c)          The Registrant’s definitive proxy statement on Schedule 14-A, filed on March 25, 2021 in connection with the annual meeting held on May 6, 2021;

(d)          The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on April 30, 2021; and

(e)          The Registrant’s Form 8-K filed with the Commission on March 4, 2021, March 22, 2021, and May 7, 2021.

ITEM 4.          DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s declaration of trust authorizes and the Registrant’s bylaws obligate the Registrant, to the maximum extent permitted under Maryland law, to indemnify its trustees and officers in their capacity as such. Section 8-301(15) of the Corporations and Associations Article of the Annotated Code of Maryland permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law (“MGCL”). The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by such director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant’s declaration of trust authorizes the Registrant, and its bylaws require the Registrant, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer or (ii) any individual who, while serving as the Registrant’s trustee or officer and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager, or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding.

The Registrant’s bylaws also permit the Registrant, subject to the approval of its board of trustees, to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

In addition to the above, the Registrant has purchased and maintains insurance on behalf of all of its trustees and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.          EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1**	Acadia Realty Trust 2021 Employee Share Purchase Plan (included as Annex I to Registrant’s definitive proxy statement on Schedule 14A, filed in connection with the annual meeting held on May 6, 2021, which is incorporated herein by reference)

5.1*	Opinion of Venable LLP

23.1*	Consent of BDO USA, LLP, Independent Auditors

23.2*	Consent of Venable LLP (included in Exhibit 5.l)

24.1*	Powers of Attorney (included as a part of the signature page of this Registration Statement)

** Previously Filed

* Filed herewith

ITEM 9.          UNDERTAKINGS

The undersigned Registrant hereby undertakes the following:

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act ;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Acadia Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on May 11, 2021.

ACADIA REALTY TRUST
A Maryland real estate investment trust (Registrant)

By:	/s/ Kenneth F. Bernstein
	Name:	Kenneth F. Bernstein
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth F. Bernstein and John Gottfried, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth F. Bernstein	Chief Executive Officer, President and	May 11, 2021
Kenneth F. Bernstein	Trustee (Principal Executive Officer)

/s/ Lee S. Wielansky	Independent Lead Trustee	May 11, 2021
Lee S. Wielansky

/s/ Lorrence T. Kellar	Trustee	May 11, 2021
Lorrence T. Kellar

/s/ Douglas Crocker II	Trustee	May 11, 2021
Douglas Crocker II

/s/ Wendy Luscombe	Trustee	May 11, 2021
Wendy Luscombe

/s/ William Spitz	Trustee	May 11, 2021
William Spitz

/s/ Lynn C. Thurber	Trustee	May 11, 2021
Lynn C. Thurber

/s/ C. David Zoba	Trustee	May 11, 2021
C. David Zoba

/s/ Kenneth A. McIntyre	Trustee	May 11, 2021
Kenneth A. McIntyre

/s/ John Gottfried	Senior Vice President, Chief Financial	May 11, 2021
John Gottfried	Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1**	Acadia Realty Trust 2021 Employee Share Purchase Plan (included as Annex I to Registrant’s definitive proxy statement on Schedule 14A, filed in connection with the annual meeting held on May 6, 2021, which is incorporated herein by reference)

5.1*	Opinion of Venable LLP

23.1*	Consent of BDO USA, LLP, Independent Auditors

23.2*	Consent of Venable LLP (included in Exhibit 5.l)

24.1*	Powers of Attorney (included as a part of the signature page of this Registration Statement)

** Previously Filed

* Filed herewith